UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2015

Howard Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 22, 2015, Howard Bancorp, Inc. (the “Company”) held a special meeting of its stockholders at which its stockholders voted on the following matters:

(1)	To approve the issuance by the Company of the shares of Company common stock to be issued to the stockholders of Patapsco Bancorp, Inc. (“Patapsco”) in the merger of Patapsco into the Company, with the Company as the surviving entity, pursuant to that Agreement and Plan of Merger dated as of March 2, 2015, as amended, by and between the Company and Patapsco, as the agreement may be amended from time to time (the “Merger Agreement”).
Votes For	4,593,032
Votes Against	1,100
Abstentions	28
Broker Non-Votes	-

(2)	To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting.
Votes For	4,588,483
Votes Against	1,100
Abstentions	4,577
Broker Non-Votes	-

Section 8 – Other Events

Item 8.01 Other Events.

The Company has also been informed by Patapsco that at its annual meeting of stockholders held on July 22, 2015, its stockholders approved the Merger Agreement and the merger of Patapsco into the Company as contemplated thereby (the “Merger”).  Accordingly, all stockholder approvals required to complete the Merger have been obtained.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated July 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ George C. Coffman
		Name:	George C. Coffman
Date:	July 24, 2015	Title:	Executive Vice President and Chief
Financial Officer